Exhibit 1.1

13,333,333 Shares

21st CENTURY ONCOLOGY HOLDINGS, INC.

COMMON STOCK, PAR VALUE $0.0001

UNDERWRITING AGREEMENT

[  ], 2014

[  ], 2014

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

listed in Schedule I hereto

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo  Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Ladies and Gentlemen:

21st CENTURY ONCOLOGY HOLDINGS, INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) 13,333,333 shares of its common stock, par value $0.0001 (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,000,000 shares of its common stock, par value $0.0001 (the “Additional Shares”) if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of

Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectus and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting (Conflicts of Interest)” (the “Directed Share Program”).  The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms their engagement of J.P. Morgan Securities LLC, and J.P. Morgan Securities LLC hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Conduct Rules (“Rule 5121”) with respect to the offering and sale of the Shares, J.P. Morgan Securities LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.  The QIU will not receive any additional compensation for its services as the QIU hereunder.

1.                                      Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the full power (corporate and other) and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries (as defined below) taken as a whole. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the operations, properties, business condition (financial or otherwise), results of operations or management of the Company and its Subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) on the ability of the Company to perform its obligations under this Agreement and the Shares.

(e)                                  Each Subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has the full power (corporate and other) and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.  All of the issued shares of capital stock, or LLC interests, as applicable, of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, if applicable, and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims.

(f)                                   This Agreement has been duly authorized, executed and delivered by the Company.

(g)                                  The authorized capital stock of the Company conforms as to legal matters in all material respects, to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)                                 The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)                                     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)                                    Except as described in the Time of Sale Prospectus and in the Prospectus, there are no (i) securities or other obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its Subsidiaries any shares of the capital stock or other equity interests of the Company or any of its Subsidiaries.  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(k)                                 The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(l)                                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) violate or conflict with the certificate of incorporation or by-laws of the Company or any of its Subsidiaries; (ii) conflict with, result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or any of their respective properties are subject to, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (iii) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any of its Subsidiaries, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the Directed Shares or (y) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                             There has not occurred any change, development or event involving a prospective change, which has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)                                 There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in the Time of Sale Prospectus and proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(o)                                 There are no relationships, direct or indirect, between or among the Company or any of its Subsidiaries, on the one hand, and the respective directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that are required to be described in the Registration Statement or the Prospectus and are not so described.

(p)                                 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)                                    (i)  The Company and each of its Subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements re lating to:  human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii) The Company and each of its Subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);

(iii)                               There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of the Company and its Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv)                              There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its Subsidiaries or to the Company’s knowledge any business, assets or properties formerly leased, operated or owned by the Company or any of its Subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to:  (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company or its Subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(s)                                   Except as disclosed in the Time of Sale Prospectus, no proceedings for the merger, consolidation, liquidation or dissolution of the Company or the sale of all or a material part of the assets of the Company and its Subsidiaries is pending or contemplated, and other than as disclosed in the Time of Sale Prospectus, since the date of the most recent historical consolidated financial statements included in the Time of Sale Prospectus, the Company has not executed a definitive agreement that provides for a material acquisition by the Company.

(t)                                    Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, affiliates, any director, officer, agent or employee, nor, of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption laws, including without limitation: making, offering, agreeing, requesting or taking an act in furtherance of an unlawful bribe or other unlawful benefit; making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of any money, or other property, gift, promise to give, or authorization of the giving of gifts or anything else of value to any “foreign official” (as such term is defined in the FCPA) (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official thereof or any candidate for foreign political office, in contravention of the FCPA); and the Company and its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such laws and with the representation and warranty contained herein.

(u)                                 The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v)                                 (i) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee thereof, nor, to the Company’s knowledge any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)                                  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               For the past 5 years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)                               Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company and its Subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, and, except for regular dividends on the common stock, par value $0.0001 of the Company in amounts per share that are consistent with past practice, has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)                                 The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them except as set forth in the Time of Sale Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (x) as set forth in the Time of Sale Prospectus or (y) to the extent the failure to have such title or the existence of such pledges, liens, encumbrances, security interests or other defects or claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Any property leased by the Company and its Subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder, ex cept as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The assets and properties owned, leases or otherwise used by the Company and its Subsidiaries are in good repair, working order and condition (reasonable wear and tear), except those which would not reasonably be expected to result in a Material Adverse Effect.

(y)                                 The Company and each of its Subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Company or any of its Subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)                                  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA whether or not waived or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of its Subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its Subsidiaries has any material liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its Subsidiaries has incurred or expects to incur liability under Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

(aa)                          Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent or is threatened, which would reasonably be expected to have a Material Adverse Effect.

(bb)                          The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.

(cc)                            The Company and each of its Subsidiaries has complied with all laws, ordinances, regulations and orders applicable to the Company and its Subsidiaries, and their respective businesses, and none of the Company or any of its Subsidiaries has received any notice to the contrary; and each of the Company and its Subsidiaries possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to own and lease their property and conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Time of Sale Prospectus, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), including, without limitation, the United States Department of Health and Human Services and each other federal, state and local agency the regulations of which are applicable to the businesses or products of the Company and its Subsidiaries including, without limitation, those adopted pursuant to the Health Information Portability and Accountability Act (“HIPAA”), except where the failure to so comply or to possess such Licenses could not have a Material Adverse Effect.  The Licenses are in full force and effect and no proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated which in any manner materially affects or materially calls into question the validity or effectiveness thereof.  The Licenses contain no material restrictions, except for restrictions applicable to the healthcare industry generally, that materially impair the ability of the Company and its Subsidiaries to conduct their respective businesses as described in the Time of Sale Prospectus.

(dd)                          The operation of the healthcare business of the Company and its Subsidiaries and in the manner and to the full extent now operated or proposed to be operated as described in the Time of Sale Prospectus is in accordance with the Licenses, HIPAA and all orders, rules and regulations of the Agencies, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder, and the Company and each of its Subsidiaries is in compliance in all material respects with all statutes, orders, rules and regulations of the Agencies relating to or affecting its healthcare operations, except where the failure to so comply or such revocation, termination or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            Except as described in the Time of Sale Prospectus, all of the radiation facilities operated by the Company and each of its Subsidiaries are qualified for participation in all federal healthcare programs in which they participate, including the Medicare programs, the Medicaid programs and the Tricare programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”) and are entitled to reimbursement under the Medicare program for services rendered to qualified Medicare beneficiaries, and comply in all material respects with the conditions of participation in all Government Reimbursement Programs in which they participate or have participated, except for such failures to be qualified or to be entitled to reimbursement or to comply which would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Time of Sale Prospectus, there is no pending or, to the knowledge of the Company, threatened or contemplated proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) the Company and each of its Subsidiaries’ qualification or right to participate in any Government Reimbursement Program in which they participate or have participated, (ii) the compliance or non-compliance by the Company and each of its Subsidiaries with the terms or provisions of any Government Reimbursement Program in which they participate or have participated, or (iii) the right of the Company and each of its Subsidiaries to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which they participate or have participated, which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria (Social Security Act of 1965, Title XIX, P.L. 89-87, as amended; 42 U.S.C. §1396 et seq.), “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals (Social Security Act of 1965, Title XVIII, P.L. 89-87 as amended; 42 U.S.C. §1395 et seq.) and “Tricare” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. §1071 et seq.) for members of the military, military retirees, and their dependants, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(ff)                              Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors has, on behalf of the Company or any of its Subsidiaries, (A) knowingly or willfully violated the federal Medicare and Medicaid statutes, 42 U.S.C. §1320a-7c, or 1320a-7b or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following:  (i) knowingly or willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly or willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly or willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly or willfully solicited or received any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, Tricare or other applicable government payers, or (y) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order ing of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, Tricare or other applicable government payers, (B) knowingly or willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent, or (C) knowingly or willfully presented or caused to be presented a claim to any individual, third party payor or other entity for a designated health service furnished pursuant to a referral by a physician if the physician had a financial relationship the Company or any of its Subsidiaries for which there was no permissible exception, except in the case of each of (A), (B) and (C) as described in the Time of Sale Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as described in the Time of Sale Prospectus, neither the Company nor any of its Subsidiaries has, nor have any of their respective officers or directors, on behalf of the Company or any of its Subsidiaries, violated the Federal False Claims Act, 31 U.S.C. §3729, including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government, or (iii) conspired to defraud the government by getting a false or fraudulent claim paid; or violated 42 U.S.C.; §1395nn or any regulations promulgated pursuant thereto (collectively, the “Stark Law”), including, without limitation, presenting or causing to be presented a claim under Medicare or Medicaid or billing any individual, third party payor, or other entity, for any “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid for a referral for the designated health service made by a physician that had (or whose immediate family member had) a financial relationship with the Company or any of its Subsidiaries that did not meet a Stark Law exception, except in the case of each of (i), (ii) and (iii) as described in the Time of Sale Prospectus.

(gg)                            The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh)                          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii)                                  The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed (taking into account any valid extensions) and has paid all taxes required to be paid by it and any other assessment, fine or penalty related to taxes levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes, assessment, fine or penalty that is currently being contested in good faith and for which the Company and its Subsidiaries retains adequate reserves in accordance with generally accepted accounting principles (“GAAP”) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has made adequate charges, accruals and reserves in accordance with GAAP in respect of any taxes, other assessment, fine or penalty related to taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, and there is no tax deficiency, assessment or claim that has been asserted against the Company or any of its Subsidiaries, except in each case, as would not reasonably be expected to have a Material Adverse Effect.

(jj)                                From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerg ing growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(kk)                          The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications [other than those listed on Schedule [IV] hereto].  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ll)                                  The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Time of Sale Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption[s] “[  ]” in the Time of Sale Prospectus fairly present in all material respects, on the basis stated in the Time of Sale Prospectus, the information included therein.  The pro forma financial statements included in the Time of Sale Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus.  The pro forma financial statements included in the Time of Sale Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act.

2.                                      Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[  ] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,714,286 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $[  ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[  ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[  ] a share, to any Underwriter or to certain other dealers.

4.                                      Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [  ], 2014(1), or at such other time on the same or such other date, not later than [  ], 2014(2), as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [  ], 2014(3), as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [  ], 2014 (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded

(1)  Draft Note: To be dated 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time, 4-business days after the date of the Underwriting Agreement.

(2)  Draft Note: To be dated 5 business days after the date inserted in accordance with the previous footnote.

(3)  Draft Note: To be dated 10 days after the expiration of the green shoe option.

any of the securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)               there shall not have occurred any change in the capital stock or long-term debt of the Company and its Subsidiaries, or any change in or effect on or any development having a prospective change in or effect on the business, operations, condition (financial or otherwise), results of operations or management of the Company and its Subsidiaries, whether or not in the ordinary course of business, otherwise than as set forth in the Time of Sale Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your judgment, material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP counsel for the Company with respect to corporate matters in the form of Exhibit A and an opinion of K&L Gates LLP, special healthcare counsel to the Company in form and substance reasonably satisfactory to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(e)                                  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company as of and for the periods ending December 31, 2011, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(f)                                   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company as of and for the periods ending December 31, 2012 and December 31, 2013, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                  The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Medical Developers, LLC, contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(h)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Oncure Holdings, Inc., contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders, officers and directors of the Company listed on Annex I to Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the Chief Financial Officer of the Company, satisfactory to the Underwriters, as to the accuracy of certain financial information of the combined operating entities of SFRO Holdings, LLC contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)                                 The Shares to be delivered on such Closing Date will have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance.

(l)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                  a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)               an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Option Closing Date and an opinion of K&L Gates

LLP, special healthcare counsel to the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof ;

(iii)            an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)           a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v)              a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi)           such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                      Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, [  ] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares or taxation in any jurisdiction it is not now so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j)                                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares and the shares of the Series A mandatory convertible junior non-voting preferred stock, par value $0.0001 (the “Series A Preferred Stock”) under state securities laws and all expenses in connection with the qualification of the Shares and the shares of Series A Preferred Stock for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and the shares of Series A Preferred Stock by the Financial Industry Regulatory Authority; provided that the reimbursement obligation for any such fees and expenses representing fees and expenses of counsel for the Underwriters shall not exceed $25,000 (it being agreed and understood that any other related fees and expenses, including filing fees, shall be reimbursed in full, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, the reasonably incurred, documented and out of pocket expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel (including 50% of the cost of any aircraft chartered in connection with the road show) and lodging expenses of the representatives and officers of the Company and any such consultants, (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)                                 The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(l)                                     If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m)                             The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly announce its intention to enter into any such transaction or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option, warrant or the conversion of a security outstanding on the date hereof or pursuant to an agreement which has been described in the Prospectus (including the Series A Preferred Stock), or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the

Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall provide the Representatives and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 5(f) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

If Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(f) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

7.                                      Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                                      Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settle ment includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or  the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g)                                  Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Act or the Exchange Act) in connection with the offering of the Shares, against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Shares contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

9.                                      Directed Share Program Indemnification.  (a)  The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning under Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing (but the failure to so notify the Company shall not relieve the Company from any liability that it may have under subsection (a) above except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses)) and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)                                  To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)                                 The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c).  The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)                                  The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10.                               Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singularly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their re spective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.                               Entire Agreement.  (a)  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Fax: (212) 622-8358                      and c/o Wells Fargo  Securities, LLC 375 Park Avenue, 4th Floor, New York, New York 10152; and if to the Company shall be delivered, mailed or sent to 21st Century Oncology Holdings, Inc., 2270 Colonial Blvd., Fort Myers, Florida, 33907, Attention: Chief Financial Officer.

Very truly yours,

21st CENTURY ONCOLOGY HOLDINGS, INC.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Wells Fargo Securities, LLC

By:
Name:
Title:

1

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[ ]
J.P. Morgan Securities LLC	[ ]
Wells Fargo Securities, LLC	[ ]
SunTrust Robinson Humphrey, Inc.	[ ]
KeyBanc Capital Markets Inc.	[ ]
Avondale Partners, LLC	[ ]
Piper Jaffray & Co.	[ ]
Total:	[ ]

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued [  ], 2014

II-1

[SCHEDULE III]

[DEALINGS OR TRANSACTIONS SUBJECT TO SANCTIONS]

IV-1

[SCHEDULE IV]

[WRITTEN TESTING-THE-WATERS COMMUNICATION]

V-1

EXHIBIT A

[FORM OF KIRKLAND & ELLIS LLP OPINION]

A-1

EXHIBIT B

[FORM OF LOCK-UP LETTER]

[  ], 20[  ]

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo  Securities, LLC

375 Park Avenue, 4th Floor

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (the “Representatives”) (and  propose to enter into (i) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with 21st Century Oncology Holdings, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Common Stock Public Offering”) by the several Underwriters (the “Underwriters”), of 13,333,333 shares of the common stock, par value $0.0001 of the Company (the “Common Stock”) and (ii) an Underwriting Agreement (the “Series A Preferred Stock Underwriting Agreement,” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Series A Preferred Stock Public Offering,” and together with the Common Stock Public Offering, the “Public Offerings”) by the several Underwriters, of 1,500,000 shares of the Series A mandatory convertible junior non-voting preferred stock, par value $0.0001 of the Company (the “Series A Preferred Stock”).

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus for the Common Stock Public Offering (the “Restricted Period”) relating to the Public Offerings (the “Prospectuses”),

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any shares of Series A Preferred Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or Series A Preferred Stock or publicly announce its intention to enter into any such transaction or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, Series A Preferred Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Series A Preferred Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock, Series A Preferred Stock or other securities acquired in open market transactions after the completion of the Public Offerings, (b) transfers of shares of Common Stock, Series A Preferred Stock or any security convertible into Common Stock or Series A Preferred Stock as a bona fide gift, or (c) distributions of shares of Common Stock, Series A Preferred Stock or any security convertible into Common Stock or Series A Preferred Stock to the undersigned’s subsidiaries, affiliates, members, limited partners or stockholders or to any investment fund or other entity controlled by or under common control with the undersigned, (d) transfers to any trust, limited partnership or limited liability company for the direct or indirect benefit of the undersigned or any “immediate family member” (as defined in Rule 16c-1 under the Exchange Act) of the undersigned, (e) any transfer by will or intestate succession upon the death of the undersigned, (f) transfers to the Company in connection with the exercise (including cashless exercise) of convertible securities or options to purchase Common Stock or Series A Preferred Stock pursuant to existing employee plans identified in the Prospectuses on the terms of such plans or pursuant to the conversion of the Series A Preferred Stock, (g) transfers in connection with the completion of a sale of 100% of the Company pursuant to a purchase agreement entered into by the Company, (h) transfers to the Company for the purpose of satisfying any tax liability (including estimated taxes) due as a result of the exercise of options or as a result of the vesting of or upon the receipt of equity awards held by the undersigned, (i) in the event any stockholder that is subject to a lockup agreement substantially in the form of this letter agreement is permitted to conduct a registered, secondary offering of Common Stock or Series A Preferred Stock during the 180-day period referred to above and the undersigned is entitled to tag along rights with respect to such sale, to the extent of the Common Stock or Series A Preferred Stock entitled to tag along rights in such secondary offering and only to the extent sold as part of such offering, or (j) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or Series A Preferred Stock; provided that (i) such plan does not provide for the transfer of Common Stock or Series A Preferred Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock or Series A Preferred Stock may be made under such plan during the Restricted Period; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter; provided further that in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (d),  (ii) no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Restricted Period in connection with such transfer or distribution; and provided further that in the case of any transfer or distribution pursuant to clause (f), any filing by any party under the Exchange Act, or other public announcement shall be required to state that such transfer or distribution was to the Company in connection with the exercise of convertible securities or options or the vesting of equity awards in connection with an employee benefit plan.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock, Series A Preferred Stock or any security convertible into or exercisable or exchangeable for Common Stock or Series A Preferred Stock, except as provided in clause (i) above.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or Series A Preferred Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offerings.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Common Stock Underwriting Agreement does not become effective by April 30, 2014, or if the Common Stock Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this letter agreement..

Very truly yours,

(Name)

(Address)

B-1

Annex I

List of Officers, Directors and Shareholders Subject to Lock-Up

Name of Shareholder/Director/Officer

B-2

EXHIBIT C

FORM OF WAIVER OF LOCK-UP

[  ], 20[  ]

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by 21st Century Oncology Holdings, Inc. (the “Company”) of [  ] shares of common stock, $[  ] par value (the “Common Stock”), of the Company and the lock-up letter dated [  ], 20[  ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20[  ], with respect to [  ] shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [  ], 20[  ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature Pages Follow]

C-1

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

cc:  Company

C-1

FORM OF PRESS RELEASE

21st Century Oncology Holdings, Inc.

[  ], 20[  ]

21st Century Oncology Holdings, Inc. (the “Company”) announced today that [      ], the lead book-running manager in the Company’s recent public sale of [  ] shares of common stock is [waiving][releasing] a lock-up restriction with respect to [  ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on [  ], 20[  ] , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1